EXHIBIT 10.4
(***Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and is the type of information that the Company customarily and actually treats as private and confidential.)
Effective as of January 1, 2023
Gannett Co., Inc.
2023 Annual Bonus Plan
I.     Plan Goals
The purpose of the Gannett Co., Inc. 2023 Annual Bonus Plan (the “Plan”) is to motivate eligible employees to achieve key financial and strategic business objectives of Gannett Co., Inc. (the “Company”) and its affiliates.
II.    Plan Participants, Administration and Effective Date
A participant in the Plan (a “Participant”) must meet all the following eligibility factors:
•Active employment status - contractors, interns, temporary and contingent workers are not eligible;
•Hired or newly placed into an eligible role on or before September 30, 2023; and
•Not actively participating in another incentive plan of the Company or an affiliate (for example, Ventures Endurance Bonus Plan, Marketing Solutions incentive plans, GPS quarterly plan, etc.).
The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), or its designees, are responsible for administering the Plan. This includes approving Company financial goals and individual performance targets, and determining whether a cash bonus will be paid pursuant to the Plan. The Compensation Committee or its designees may, in their discretion, and without prior notice, modify, amend, change, alter, terminate the Plan, or determine whether a bonus will be paid. No cash bonus will be paid unless the Compensation Committee or its designees determine: (a) that the terms of the Plan have been satisfied; and (b) that payment to the Participant in the stated amount is appropriate under the Plan.
The Compensation Committee and its designees have discretionary authority to interpret the Plan and decide all issues relating to the Plan. In the event of a claim or dispute relating to the Plan, the Compensation Committee and its designees have discretionary authority to decide the claim or dispute, and their decision is final and binding on all parties.
The Plan shall be effective for the Company’s fiscal year beginning January 1, 2023 and ending December 31, 2023 (the “Performance Period”).

EXHIBIT 10.4
III.    Components of the Plan; Bonus Goals and Targets
1.Bonus Goals and Targets; Determining Awards
Each Participant in the Plan will be eligible for a cash bonus for the Performance Period based on the attainment of Company financial goals and individual performance targets for the Performance Period. The Compensation Committee or its designees shall approve the Company financial goals and Participants’ individual performance targets, including the number and weighting of goals. Participants may have different Company financial goals and individual performance targets from other Participants, and the number and weight of Company financial goals and individual performance targets may vary by Participant.
A Participant’s target bonus amounts are determined by the job level and subdivision in which the Participant works as of the earliest of the last day of the Performance Period, the last day of the Participant’s eligibility during the Performance Period, or the date of the Participant’s termination of employment during the Performance Period.
All objectives under the Plan are independent of each other and structured such that a Participant may be paid a cash bonus for achievement relative to one or more objectives, even if threshold performance is not attained for another objective.
In exercising its authority to pay cash bonuses to eligible Participants for the Performance Period, the Compensation Committee and its designees shall consider the Company’s financial goals and Participants’ individual performance targets under the Participant’s applicable bonus structure.
2.Bonus Structure
Each Participant’s applicable Company financial goals and individual performance targets for the Performance Period, and the weighting of such goals and targets, is set forth in the schedule set forth in the attached Appendix.
3.Achievement of Plan Goals and Targets
At the end of the Performance Period, the Compensation Committee or its designees shall determine the extent to which each Participant’s applicable Company financial goals and individual performance targets have been satisfied and the corresponding payout factors.
The Compensation Committee or its designees may adjust the result of any Company financial goal and/or individual performance target to consider events it deems relevant, and may then adjust, either upwards or downwards, in their discretion, each Participant’s final payout factor and cash bonus amount. Individual cash bonus amounts may be greater than or less than the Participant’s target bonus amount based on actual achievements against Company financial goals and individual performance targets.
IV.    Mid-Year Events and Proration

EXHIBIT 10.4
Prorated Cash Bonuses. The payout of a cash bonus will be based on the number of days the Participant is actively and continuously employed in a bonus eligible position during the Performance Period. Unless the Compensation Committee or its designees determine otherwise, cash bonuses will be calculated as detailed below.
•New Hires and Rehires – Newly hired or rehired Participants will participate in the Plan on a prorated basis as long as they are an active Participant as of September 30 of the Performance Period. Participants entering the Plan after the start of the Performance Period will have their cash bonus, if any, prorated based on the number of days of active participation in the Plan during the Performance Period. In the case of rehires, there is no credit for prior service and the rehire date must occur on or prior to September 30 of the Performance Period in order for the Participant to be eligible under the Plan.
•Leaves of Absence – Cash bonuses are not prorated for approved leaves of absence (i.e., Participants are treated as having worked the period of approved leave of absence).
•Promotions and Demotions – If a promotion or demotion results in a movement from one bonus-eligible position to another bonus-eligible position (with either a higher or lower target bonus amount) the cash bonus target as of the last day of the Performance Period will be the target used to determine the cash bonus. If a Participant moves to another incentive or bonus plan, a daily pro-rated cash bonus will be calculated based on tenure in the eligible position. If a Participant becomes newly eligible to participate in the Plan during the Performance Period, the Participant’s cash bonus under the Plan will be prorated for the portion of the Performance Period the Participant was so eligible.
•Termination
◦If a Participant voluntarily terminates employment prior to the date the cash bonuses for the Performance Period are paid and the Participant is not retirement-eligible (i.e., the Participant has not as of the Participant’s termination date either attained age 65 or is at least age 55 with 5 or more years of service), the Participant will not be entitled to any cash bonus for the Performance Period.
◦If a Participant voluntarily terminates his or her employment and such termination is under circumstances that would not give rise to a termination for Cause (as defined in the Gannett Co., Inc. Key Employee Severance Plan, as amended and restated as of December 23, 2020), and the Participant has attained 65 years of age or is at least 55 years of age with 5 years or more of service, the Participant will be eligible to receive a pro rata cash bonus, if any, subject to the attainment of the performance thresholds and based on actual performance. Proration shall be based on the ratio of the number of days of participation during the Performance Period to the total number of days in the Performance Period. Such amount, if any, shall be paid at the same time that cash bonuses are paid to other Participants.
◦If a Participant’s employment is terminated by the Company without Cause on or after October 1 of the Performance Period prior to the date the cash bonuses for

EXHIBIT 10.4
the Performance Period are paid, then the Company shall pay to the Participant a pro rata portion of the Participant's cash bonus, if any, subject to the attainment of the Company financial goals and individual performance targets and based on actual performance. Proration shall be based on the ratio of the number of days of participation during the Performance Period to the total number of days of the Performance Period. Such amount, if any, shall be paid at the same time that bonuses are paid to other Participants.
V.    Forfeiture or Clawback
Notwithstanding any provision to the contrary, if prior to the payment of a cash bonus to a Participant, the Compensation Committee or its designees resolve that the Participant was or should have been terminated for Cause, no cash bonus shall be paid to the Participant. In addition, the Company may assert any other remedies that may be available to the Company under applicable law.
VI.    Change in Control
For CEO and CEO direct reports: In the event the Company experiences a Change in Control (as defined in the Gannett Co., Inc. 2015 Change in Control Severance Plan, as amended and restated effective as of December 23, 2020 (the “CIC Plan”)), the cash bonus payable to a Participant under the Plan (subject to the Participant’s satisfaction of the applicable service requirements) shall be the greater of: (i) the cash bonus that would be paid under the Plan based on actual performance; and (ii) the Participant’s target bonus amount.
For all others: in the event the Company experiences a Change in Control, the Company shall pay to a Participant who is employed by the Company as of the date of the Change in Control a cash bonus that is the greater of: (i) the cash bonus that would be paid under the Plan based on actual performance through the date of the Change in Control (with the Company financial goals prorated to reflect the partial year from the first day of the Performance Period to the date of the Change in Control), and (ii) the Participant’s target bonus amount; in each case such cash bonus will be prorated based on the ratio of the number of days of the Participant’s participation in the Plan during the Performance Period prior to the date of the Change in Control to the total number of days in the Performance Period.
Notwithstanding any provision to the contrary, in the event a Participant would be entitled to severance under the CIC Plan, no cash bonus shall be payable under this Plan for the Performance Period in which the termination of employment occurs (or, if the Participant is entitled to payment pursuant to 6(d) of the CIC Plan, then no cash bonus shall be payable hereunder for the Performance Period in which the Change in Control occurs); rather, the Participant shall receive the severance benefits provided under the terms of the CIC Plan. A Participant who is entitled to a severance benefit under the CIC Plan in connection with a termination that occurs after the Performance Period but prior to the payment of the cash bonus for the Performance Period, shall be entitled to the cash bonus for the Performance Period, without proration.
Notwithstanding any provision in the Plan to the contrary, this provision and the Plan may not be amended on or after the date of a Change in Control with respect to the Performance Period.

EXHIBIT 10.4
VII.    Payment
Cash bonuses awarded pursuant to the Plan shall be paid to Participants after review and approval by the Compensation Committee or its designees. Except as otherwise provided by Section VI, payments shall be made after the Performance Period and on or before March 15 of the year immediately following the end of the Performance Period, provided (subject to Sections IV and VI) the Participant is employed with the Company on the actual date of payment. The cash bonus will be in a single lump sum cash payment, subject to all required federal, state and local tax of withholdings. Participants have no right to a cash bonus under the Plan until paid.
VIII.    Transferability
A Participant shall not have any right to transfer, sell, alienate, assign, pledge, mortgage, hypothecate, collateralize, or otherwise encumber any of the payments provided by this Plan.
IX.    No Employment Rights
This Plan is not intended to be a contract of employment. Unless specified otherwise in a written agreement between the Participant the Company, both the Participant and the Company have the right to end their employment or service relationship with or without cause or notice. The payment of a cash bonus under the Plan shall not obligate the Company to pay any Participant any amount of remuneration, to continue the employment or services of the Participants after the payment, or to make further payments to the Participant at any time thereafter.
X.    Compliance with Section 409A
It is the intent of the Company that any payment made under the Plan be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), pursuant to the short-term deferral exemption set forth in Section 1.409A-1(b)(4) of the Treasury Regulations, and the Plan will be administered and interpreted consistent with such intent. No action will be taken to accelerate or delay the payment of any amounts in any manner which would violate Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments provided under the Plan are exempt from or comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.
XI.    Unfunded Liability
Benefits under the Plan shall be paid from the general funds of the Company, and Participants shall have no special or priority right to any assets of the Company. Nothing in the Plan shall require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of an award. No Participant, beneficiary or other person shall have any right, title or interest in any amount awarded under the Plan prior to the payment of such award to him or her. It is not intended that a Participant’s interest in the Plan will constitute a security or equity interest within the meaning of any state or federal securities laws.

EXHIBIT 10.4
APPENDIX
2023 Company Financial Goals1

Title[2]	Metrics and Weightings
	GCI Adjusted EBITDA	Key Performance Drivers	Individual
Chief Executive Officer Chief Financial Officer Chief Communications Officer Chief Legal Officer Chief People Officer	50%	25% Average of Media & DMS	25%
Chief Content Officer	40%	35% Media	25%
President, DMS	40%	35% DMS	25%
Chief Executive Officer, NewsQuest	25%	50% NewsQuest	25%
SVP / VP	35%	25% Aligned to EC leader	40%
Below VP	50%	0%	50%

Payout Scale	Threshold	Target	Overachievement
GCI Adjusted EBITDA
Achievement	80%	100%	110%	120%
Payout Factor	50%	100%	120%	140%

Key Performance Drivers
Achievement	80%	100%	110%	120%
Payout Factor	50%	100%	120%	140%

1 The Chief People Officer is authorized to revise and update this Appendix from time to time to reflect any actions or decisions taken by the Compensation Committee.
2 If any title in this chart changes, then unless the Compensation Committee determines otherwise, the title in this chart shall be construed to refer to the successor title that most closely approximates the title in this chart.

EXHIBIT 10.4

Metric	Threshold	Target	Overachievement
	80%	100%	110%	120%
Company Performance Measure (All Participants)
GCI Adjusted EBITDA (K)	$[***]	$[***]	$[***]	$[***]
Key Performance Drivers (VP+ Only)
Media
Total Digital Revenue (K)	$[***]	$[***]	$[***]	$[***]
Digital + Print Circulation Revenue (K)	$[***]	$[***]	$[***]	$[***]
Local YOY Profitability Trend Improvement (ppt)	[***]	[***]	[***]	[***]
DMS
DMS Revenue (K)	$[***]	$[***]	$[***]	$[***]
DMS Adjusted EBITDA (K)	$[***]	$[***]	$[***]	$[***]
Definitions
“GCI Adjusted EBITDA” means total Company as reported Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization. Adjusted EBITDA is defined as: Net income (loss) before (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges.
“Total Digital Revenue” means the sum of Domestic Publishing/Media revenue as reported for Digital Advertising & Marketing Services revenues, Digital-Only Circulation revenues, and Other Digital including syndication and affiliate revenues
“Digital + Print Circulation Revenue” means Domestic Publishing/Media print and digital revenue from customer subscriptions for print publications or access to websites and single copy revenue.
“Local YOY Profitability Trend Improvement” means the improvement in the year-over-year profitability trend (2023 YOY trend vs 2022 YOY trend) for the Top 10 local markets as

EXHIBIT 10.4
measured by Controllable Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (excludes allocated costs).
“DMS Revenue” means total revenue as reported in the Digital Marketing Solutions Organization.
“DMS Adjusted EBITDA” means Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization as reported in the Digital Marketing Solutions Organization. Adjusted EBITDA is defined as: Net income (loss) before (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges.